EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
LS Capital Corporation

We consent to the incorporation by reference in this Registration Statement of LS Capital Corporation on Form S-8 of our report dated August 26, 1998, appearing in Form 10-KSB of LS Capital Corporation for the year ended June 30, 1998.

MALONE & BAILEY, PLLC
Houston, Texas
September 24, 1999